Earnings Conference Call

4th Quarter 2014

February 19, 2015

Leadership Presenting Today



Darrel Anderson
IDACORP President
& Chief Executive Officer



Steve Keen
IDACORP Senior Vice President,
Chief Financial Officer & Treasurer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "continues," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) Idaho Power's rate design and the effect of regulatory decisions by state public utility commissions and federal regulators affecting Idaho Power's ability to recover costs and earn a return; (b) changes in customer growth rates, loss of significant customers, and related changes in loads; (c) the impacts of changes in economic conditions, including on customer demand; (d) unseasonable or severe weather conditions, wildfires, droughts, and other natural phenomena, which affect customer demand, hydroelectric generation levels, infrastructure repair costs, and fuel costs; (e) advancement of new technologies that reduce loads; (f) adoption of or changes in, and costs of compliance with, laws, regulations, and policies, including those relating to the environment, and the ability to obtain and comply with governmental authorizations; (g) variable hydrological conditions and over-appropriation of surface and groundwater and the impact on generation from hydroelectric facilities; (h) the ability to purchase fuel and power from suppliers on reasonable terms; (i) accidents, fires, explosions, and mechanical breakdowns that may occur while operating and maintaining an electric system, and disruptions and outages of generation and transmission systems or the western interconnected transmission system; (j) the ability to obtain debt and equity financing when necessary and on reasonable terms; (k) reductions in credit ratings and potential reduction in liquidity; (l) the ability to buy and sell power, transmission capacity, and fuel in the markets and the availability to enter into, and success or failure of, financial and physical commodity hedges; (m) changes in or implementation of mandatory reliability, security, and other requirements; (n) costs and operational challenges of integrating an increasing volume of mandated purchased intermittent power; (o) the magnitude of benefit plan funding obligations; (p) the ability and willingness of the companies' boards of directors to continue to pay dividends, and contractual and regulatory restrictions on those dividends; (q) changes in tax laws and the availability of tax credits; (r) employee workforce factors, including potential unionization of all or part of the companies' workforce and the impacts of an aging workforce; (s) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the companies from cyber attacks, terrorist incidents, or the threat of terrorist incidents, and acts of war; (t) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, and (u) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Strong Earnings Performance

IDACORP, Inc. Net Income and Earnings Per Share

(thousands except for per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31	
	2014	2013	2014	2013
Net Income	$ 34,648	$ 27,602	$ 193,480	$ 182,417
Weighted average shares outstanding – diluted	50,245	50,179	50,199	50,126
Earnings per diluted share	$ 0.69	$ 0.55	$ 3.85	$ 3.64

2013 to 2014

IDACORP, Inc. Net Income (millions)

Net Income – For the Year Ended December 31, 2013		**$ 182.4**
Change in Idaho Power net income:		
Decreased sales volumes attributable to usage per customer, net of associated power supply costs and power cost adjustment PCA mechanism impacts	$ (38.1)	
Increased sales volumes attributable to customer growth, net of associated power supply costs and PCA mechanism impacts	9.1	
Increased labor-related expense	(4.6)	
Increased depreciation, property tax, and other (net)	(3.8)	
Greater sharing-related costs reflected as pension expense and revenue sharing	(0.6)	
Decrease in Idaho Power operating income	(38.0)	
Increase in allowance for funds used during construction (AFUDC)	3.9	
Gains on sale of investments in 2013, not repeated in 2014	(11.6)	
Changes in other non-operating income and expenses	1.6	
Decreased income taxes due to tax method changes for years prior to 2014	29.1	
Decreased income taxes due to greater capitalized repairs deduction in 2014	7.8	
Decreased income tax expense	19.8	
Total increase in Idaho Power net income		12.6
Other net changes (net of tax)		(1.5)
Net Income – For the Year Ended December 31, 2014		**$ 193.5**

Operating Cash Flows

(millions)

IDACORP	Twelve Months Ended December 31 2014	2013
Net Cash Provided by Operating Activities	$ 364.3	$ 305.5

Liquidity

(millions)

	As of December 31, 2014 IDACORP[(1)]	Idaho Power
Revolving Credit Facility – Expires October 2018	$ 125.0	$ 300.0
Commercial Paper Outstanding	(31.3)	–
Identified for Other Use[(2)]	–	(24.2)
Total	$ 93.7	$ 275.8

(1) Holding company only.

(2) Port of Morrow and American Falls Bonds that Idaho Power could be required to purchase prior to maturity under the optional or mandatory purchase provisions of the bonds, if the remarketing agent for the bonds is unable to sell the bonds to third parties.

Key Financial & Operating Metrics and 2015 Earnings Guidance

(millions except for per share amounts)

	2015 Estimates [1]	2014 Actual
Idaho Power Operations & Maintenance Expense	\$ 340 - \$ 350	\$ 355
Idaho Power Additional Amortization of ADITC	None	None
Idaho Power Capital Expenditures excluding AFUDC	\$ 300 - \$ 310	\$ 265
Idaho Power Hydroelectric Generation (MWhs) [2]	7.0 - 9.0	6.2
IDACORP Earnings Per Diluted Share Guidance [3]	\$ 3.65 - \$ 3.80	\$ 3.85

(1) As of February 19, 2015.

(2) Based on reservoir storage levels and forecasted weather conditions as of the date of this report.

(3) The 2015 guidance incorporates all of the key financial and operating assumptions listed above.

ADITC Settlement 2015-2019[1]


Sharing Percentage
100%
75%
50%
25%
9.50%
10.00%
10.50%
Earnings Deadband
Customer Benefit – Rate Decrease
Customer Benefit – Pension Obligation Reduction
Company Benefit (25%)
$45M
Ability to use additional ADITC's of up to $45 million from 2015 – 2019 (2)
Return On Year-End Equity In Idaho Jurisdiction

(1) As approved by the Idaho Public Utilities Commission on October 9, 2014, Order No. 33149.

(2) At February 19, 2015, the company does not expect to use any additional ADITC's in 2015.

ADITC—Accumulated Deferred Investment Tax Credits

Continued Economic Progress


Customers
525,000
515,000
505,000
495,000
485,000
475,000
0.7%
1.1%
1.5%
1.4%
2010
2011
2012
2013
2014

"Idaho Gov. C.L."Butch" Otter said the state's recent economic development efforts, specifically new tax credits for businesses that create jobs, have exceeded his expectations."

Idaho Business Review, January 8, 2015

"Idaho's seasonally adjusted unemployment rate fell another two-tenths of a percentage point in December to a seven-year low of 3.7 percent."

Idaho Department of Labor, January 23, 2015

"There's no better time to launch or expand your business in Idaho. Our economy is one of the strongest in the nation, thanks to a combination of low taxes, a balanced state budget, and a commonsense regulatory environment."

Idaho Commerce Department, February 2, 2015

Spring Outlook

March 2015 Through May 2015

Precipitation


EC
EC
EC
A
EC

Temperature


A
A
EC
EC
B

- 33% to 40% Chance of Below Normal Precipitation
- 40% to 50% Chance of Below Normal Precipitation
- 50% or Greater for Below Normal Precipitation
- 33% to 40% Chance of Above Normal Precipitation
- 40% Chance of Above Normal Precipitation

- 33% to 40% Chance of Above Normal Temperature
- 40% to 50% Chance of Above Normal Temperature
- 50% or Greater for Above Normal Temperature
- 33% to 40% Chance of Below Normal Temperature
- 40% Chance of Below Normal Temperature

EC Means Equal Chances for Above, Normal or Below **A** Means Above **B** Means Below

Source: NOAA, National Oceanic Atmospheric Administration, U.S. Dept of Commerce, February 2015

Contact Information

Investors & Analysts

Lawrence F. Spencer
Director of Investor Relations
(208) 388-2664
LSpencer@idacorpinc.com

Media

Stephanie McCurdy
Corporate Communications
(208) 388-6973
SMcCurdy@idahopower.com